FILE NO. 333-43665
                                                                     FILED UNDER
                                                                  RULE 424(b)(3)

                             PROSPECTUS SUPPLEMENT

                    To Prospectus dated January 16, 1998 of

                                  dELiA*s Inc.
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      The accompanying Prospectus relates to the proposed sale of certain shares of Common Stock of dELiA*s Inc., including 3,842 shares held by N. Todd Praigg which are subject to a pledge and security agreement in favor of Prudential Securities Incorporated ("Prudential"). Following a transfer of such shares to Prudential pursuant to such pledge and security agreement, such shares may be sold by Prudential pursuant to such Prospectus.


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                                January 27, 1998